Exhibit 99.1

Phio Pharmaceuticals Announces Pricing of $8.0 Million

Underwritten Public Offering

MARLBOROUGH, Mass., February 11, 2020 /PRNewswire/ -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a biotechnology company developing the next generation of immuno-oncology therapeutics based on its proprietary self-delivering RNAi (INTASYL™) therapeutic platform, today announced the pricing of an underwritten public offering of an aggregate of 2,000,000 units at a public offering price of $4.00 per unit. Each unit contains one share of common stock (or common stock equivalent) and one warrant to purchase one share of common stock. The Company has granted the underwriter a 30-day option to purchase up to an additional 300,0000 shares of common stock and/or warrants to purchase up to 300,000 shares of common stock. The offering is expected to close on or about February 13, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

Each warrant included in the units has an exercise price of $4.00 per share. The warrants are immediately exercisable and will expire five years from the date of issuance. The shares of common stock (or common stock equivalent) and the accompanying common warrants can only be purchased together in the offering but will be issued separately.

Phio expects to receive aggregate gross proceeds of approximately $8.0 million, prior to deducting underwriting discounts and commissions and estimated offering expenses and assuming none of the warrants issued in this offering are exercised. The Company intends to use the net proceeds from this offering to fund the development of its immuno-oncology programs, for other research and development activities and for general working capital needs.

The securities described above are being offered by Phio pursuant to a registration statement on Form S-1 (File No. 333-234032) declared effective by the Securities and Exchange Commission (the “SEC”) on February 11, 2020. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A preliminary prospectus relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. The final terms of the offering will be disclosed in a final prospectus to be filed with the SEC. When available, electronic copies of the final prospectus may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by e-mailing placements@hcwco.com or via telephone at (646) 975-6996 or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a biotechnology company developing the next generation of immuno-oncology therapeutics based on its self-delivering RNAi (INTASYL™) therapeutic platform. The Company's efforts are focused on silencing tumor-induced suppression of the immune system through our proprietary INTASYL™ platform with utility in immune cells and/or the tumor micro-environment. Our goal is to maximize the power of our INTASYL™ therapeutic compounds by weaponizing immune effector cells to overcome tumor immune escape providing patients a powerful new treatment option that goes beyond current treatment modalities. For additional information, visit the Company's website, www.phiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the Securities and Exchange Commission. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

Phio Pharmaceuticals Corp.

ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors
arr@lifesciadvisors.com

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